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                                                                    EXHIBIT 99.1

September 20, 2001
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                         Viador Announces Stan Wang CEO
                              Dow Jones Newswires

SUNNYVALE, Calif. -- Viador Inc. (VIAD) named President Stan Wang to the additional post of chief executive officer, replacing Dick Warmington, who will remain as a member of the Viador board.

At the same time, the company announced that its chief financial officer, Alice Pilch, has resigned to pursue other interests and the company unveiled plans to realign its software engineering department.

In a press release Thursday, Viador said the realignment will result in job eliminations in some areas but job additions in others, as part of an effort to align costs and revenue so that the company can hit its target of profitability in the fourth quarter.

Viador will cut 13 jobs in software engineering, primarily in sales, marketing, and support functions, but expects to add up to 10 positions in its product development organization.

As part of the realignment, Kin Lui, one of Viador's founders, will now lead this unit as vice president of engineering and services.

Lui had previously been responsible for Viador's professional services and training organizations.

Company Web site: http://www.viador.com

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